UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-49819	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On August 16, 2005, Dickie Walker Marine, Inc. issued a press release announcing that the Company received a letter from The Nasdaq Stock Market on August 16, 2005 advising the Company that the stock will be delisted effective at the opening of the market on August 17, 2005 because of the Company’s failure to meet the $2,500,000 minimum stockholders’ equity requirement, as set forth in NASDAQ Marketplace Rules 4310(c)(2)(B).

Item 8.01 — Other Events.

On August 16, 2005, Dickie Walker Marine, Inc. issued a press release announcing that Intelligent Energy Holdings, Plc had informed the Company that the level of acceptance required by Intelligent Energy shareholders to approve the transaction between Intelligent Energy and Dickie Walker Marine may not be achieved. As a result, the companies are currently discussing a mutual release from the acquisition agreement

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press release issued August 16, 2005 to provide an update to the proposed Intelligent Energy transaction and the Nasdaq listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: August 17, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President
(Duly Authorized Officer)